As filed with the Securities and Exchange Commission on August 16, 2004
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                            COMVERSE TECHNOLOGY, INC.
               (Exact name of Company as specified in its charter)


            NEW YORK                                    13-3238402
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                         -----------------------------

                            170 CROSSWAYS PARK DRIVE
                            WOODBURY, NEW YORK 11797
                                 (516) 677-7200
               (Address, including zip code, and telephone number,
         including area code, of Company's principal executive offices)

                         -----------------------------

        COMVERSE TECHNOLOGY, INC. 2004 STOCK INCENTIVE COMPENSATION PLAN
                              (Full Title of Plans)

                         -----------------------------

                                 KOBI ALEXANDER
                             CHIEF EXECUTIVE OFFICER
                            COMVERSE TECHNOLOGY, INC.
                            170 CROSSWAYS PARK DRIVE
                            WOODBURY, NEW YORK 11797
                                 (516) 677-7200
                     (Name and address, including zip code,
        and telephone number, including area code, of agent for service)

                                   Copies to:

   DAVID E. ZELTNER, ESQ.                               PAUL L. ROBINSON, ESQ.
 WEIL, GOTSHAL & MANGES LLP                                 GENERAL COUNSEL
      767 FIFTH AVENUE                                 COMVERSE TECHNOLOGY, INC.
  NEW YORK, NEW YORK 10153                             170 CROSSWAYS PARK DRIVE
       (212) 310-8000                                  WOODBURY, NEW YORK 11797
                                                            (516) 677-7200
                         -----------------------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                           Proposed Maximum
Title of Each Class of Securities to be      Amount to be    Proposed Maximum Offering         Aggregate              Amount of
              Registered                    Registered(1)          Per Share(2)            Offering Price (2)    Registration Fee(3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10, per share       2,500,000               $15.48                  $38,700,000            $4,903.29
====================================================================================================================================

(1) Plus such indeterminate number of shares of common stock of the Company as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Comverse Technology, Inc. 2004 Stock Incentive Compensation Plan.

(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, for the purpose of calculating the maximum aggregate offering price and the registration fee, the proposed maximum offering price per share was determined based upon the average of the high and low prices of the Company's common stock as reported by the Nasdaq National Market on August 13, 2004.

(3) The registration fee was paid on August 16, 2004.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the Commission by the Company (File No. 0-15502) are incorporated herein by reference and made a part hereof:

           (A) Annual Report on Form 10-K for the fiscal year ended January 31, 2004;

           (B) All other reports subsequently filed by the Company under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

           (C) Description of the Company's Common Stock, contained in the registration statement on Form 8-A, filed with the Commission on March 17, 1987, as amended.

           All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities covered by this Registration Statement have been sold or that deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of any such document(s). Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

           The validity of the securities has been passed upon by Paul L. Robinson, Esq., General Counsel of the Company. Mr. Robinson holds options to purchase Common Stock granted under employee stock option plans.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Registrant may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Registrant. In a nonderivative action or threatened action, the BCL provides that the Registrant may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant.

           Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

           The above is a general summary of certain indemnity provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

           The Registrant has included in its Certificate of Incorporation, a provision that no director of the Registrant shall be personally liable to the Registrant or its shareholders in damages for any breach of duty as a director, provided that such provision shall not be construed to eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the BCL.

           The by-laws of the Registrant further provide that the Registrant shall indemnify its directors and officers, and shall advance their expenses in the defense of any action for which indemnification is sought, to the full extent permitted by the BCL and when authorized by resolution of the shareholders or directors of the Registrant or any agreement providing for such indemnification or advancement of expenses, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to him established that his acts were committed in bad faith or were the result of active and deliberate dishonesty material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The Registrant has entered into indemnity agreements with each of its directors and officers pursuant to the foregoing provisions of its by-laws. The Registrant maintains insurance policies insuring each of its directors and officers against certain civil liabilities, including liabilities under the Securities Act.

ITEM 8.  EXHIBITS.

Exhibit
Number     Description
------     -----------

4.1 Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987).

4.2 Certificate of Amendment of Certificate of Incorporation, effective February 26, 1993 (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

4.3 Certificate of Amendment of Certificate of Incorporation, effective January 12, 1995 (incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

4.4 Certificate of Amendment of Certificate of Incorporation, dated October 18, 1999 (incorporated herein by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2000).

4.5 Certificate of Amendment of Certificate of Incorporation, dated September 19, 2000 (incorporated herein by reference to Exhibit 3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001).

4.6 By-Laws of the Company, as amended. (incorporated herein by reference to Exhibit 3.6 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003).

5.1*       Opinion of Paul L. Robinson, Esq.

23.1*      Consent of Paul L. Robinson, Esq. (included in Exhibit 5.1 hereto).

23.2*      Consent of Independent Registered Public Accounting Firm.

24.1* Powers of Attorney (included in the signature pages of this Registration Statement).

99.1*      Comverse Technology, Inc. 2004 Stock Incentive Compensation Plan

--------------------------------
*filed herewith


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
ITEM 9.  UNDERTAKINGS.

           (a)        The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                 (i) To include any prospectus required by Section 10(a)(3) of the
                                            Securities Act;

                                 (ii)       To reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the registration
                                            statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate, represent a fundamental
                                            change in the information set forth
                                            in the registration statement.
                                            Notwithstanding the foregoing, any
                                            increase or decrease in volume of
                                            securities offered (if the total
                                            dollar value of securities offered
                                            would not exceed that which was
                                            registered) and any deviation from
                                            the low or high end of the estimated
                                            maximum offering range may be
                                            reflected in the form of prospectus
                                            filed with the Commission pursuant
                                            to Rule 424(b) if, in the aggregate,
                                            the changes in volume and price
                                            represent no more than a 20 percent
                                            change in the maximum aggregate
                                            offering price set forth in the
                                            "Calculation of Registration Fee"
                                            table in the effective registration
                                            statement;

                                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      provided, however, that the undertakings in paragraph
                      (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed, with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 16th day of August, 2004.

                                            COMVERSE TECHNOLOGY, INC.
                                            Registrant

                                            By: /s/ KOBI ALEXANDER
                                                ------------------------------
                                                Name: Kobi Alexander
                                                Title: Chairman and Chief
                                                       Executive Officer

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kobi Alexander, David Kreinberg and Paul Robinson, or any of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments (including all post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                                 TITLE                                                                   DATE
---------                                 -----                                                                   ----
/s/ KOBI ALEXANDER                        Chairman of the Board and Chief Executive Officer and                   August 16, 2004
----------------------------------        Director (Principal Executive Officer)
Kobi Alexander


/s/ DAVID KREINBERG                       Executive Vice President and Chief Financial Officer                    August 16, 2004
----------------------------------        (Principal Financial and Accounting Officer)
David Kreinberg


/s/ RAZ ALON                              Director                                                                August 16, 2004
----------------------------------
Raz Alon


/s/ ITSIK DANZIGER                        Director                                                                August 16, 2004
----------------------------------
Itsik Danziger


/s/ JOHN F. FRIEDMAN                      Director                                                                August 16, 2004
----------------------------------
John H. Friedman


/s/ RON HIRAM                             Director                                                                August 16, 2004
----------------------------------
Ron Hiram


/s/ SAM OOLIE                             Director                                                                August 16, 2004
----------------------------------
Sam Oolie


/s/ WILLIAM F. SORIN                      Director                                                                August 16, 2004
----------------------------------
William F. Sorin


Exhibits Index

Exhibit
Number     Description
------     -----------

4.1 Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987).

4.2 Certificate of Amendment of Certificate of Incorporation, effective February 26, 1993 (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

4.3 Certificate of Amendment of Certificate of Incorporation, effective January 12, 1995 (incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

4.4 Certificate of Amendment of Certificate of Incorporation, dated October 18, 1999 (incorporated herein by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2000).

4.5 Certificate of Amendment of Certificate of Incorporation, dated September 19, 2000 (incorporated herein by reference to Exhibit 3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001).

4.6 By-Laws of the Company, as amended. (incorporated herein by reference to Exhibit 3.6 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003).

5.1*       Opinion of Paul L. Robinson, Esq.

23.1*      Consent of Paul L. Robinson, Esq. (included in Exhibit 5.1 hereto).

23.2*      Consent of Independent Registered Public Accounting Firm.

24.1* Powers of Attorney (included in the signature pages of this Registration Statement).

99.1*      Comverse Technology, Inc. 2004 Stock Incentive Compensation Plan

--------------------------------
*filed herewith